Exhibit 4.90

THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is made as of the 10th day of March, 2006, by and among RY-8, INC., a Hawaii corporation (referred to herein as the “Borrower”), WACHOVIA BANK, NATIONAL ASSOCIATION (referred to herein as the “Bank”), ROY’S HOLDINGS, INC., a Hawaii corporation, OUTBACK STEAKHOUSE, INC., a Delaware corporation, and OS PACIFIC, INC., a Florida corporation (collectively referred to herein as the “Guarantors”).

R E C I T A L S:

The Borrower, the Guarantors and the Bank have entered into that certain Credit and Guaranty Agreement dated October 31, 2000, as amended by that certain First Amendment to Credit and Guaranty Agreement dated October 19, 2001 and that certain Second Amendment to Credit and Guaranty Agreement dated December 21, 2004 (the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and Guarantors have requested the Bank to amend the Credit Agreement to amend the definition of “Existing Outback Credit Agreement” and make certain other modifications, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors and the Bank, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendments. The definitions of “Existing Outback Credit Agreement,” and “Outback/Wachovia Credit Agreement,” contained in Section 1.01 of the Credit Agreement are hereby amended and restated to read as follows:

“Existing Outback Credit Agreement” means that certain Amended and Restated Credit Agreement dated March 10, 2006, by and among Outback Steakhouse, Inc., the Banks party thereto, Wachovia Bank, National Association, as Agent, Wachovia Capital Markets, LLC, as Sole Arranger, SunTrust Bank, as Syndication Agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, as in effect on the date hereof without regard and without giving effect to any waivers given by the Banks (as defined in the Existing Outback Credit Agreement) or amendments agreed to by Outback Steakhouse, Inc. and the Banks (as defined in the Existing Outback Credit Agreement).

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“Outback/Wachovia Credit Agreement” shall mean that certain Credit Agreement dated as of April 27, 2004 between Outback and the Bank, as amended by that certain First Amendment to Credit Agreement dated April 28, 2005 and that certain Second Amendment to Credit Agreement dated March 10, 2006.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Bank hereunder are subject to the following conditions, unless the Bank waives such conditions:

(a) receipt by the Bank from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party; and

(b) the fact that the representations and warranties of the Borrower and Guarantors contained in Section 5 of this Amendment shall be true on and as of the date hereof.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Note. The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, being hereby ratified and affirmed. The Borrower and Guarantors hereby expressly agree that the Credit Agreement, as amended, is in full force and effect.

SECTION 5. Representations and Warranties. The Borrower and Guarantors hereby represent and warrant to the Bank as follows:

(a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Bank on the date hereof.

(b) The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder, or thereunder, to be done, observed and performed by it.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitute legal, valid and

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binding obligations of the Borrower and each Guarantor enforceable against it in accordance with their terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the performance of the Borrower and Guarantors hereunder and thereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any Guarantor, nor be in contravention of or in conflict with the certificate or articles of incorporation or bylaws of the Borrower or any Guarantor, or the provisions of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower or any Guarantor is party or by which the assets or properties of the Borrower and Guarantors are or may become bound.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Amendment shall be considered in accordance with and governed by the laws of the State of Georgia.

SECTION 8. Consent by Guarantors. The Guarantors consent to the foregoing amendments. The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed. The Guarantors hereby expressly agree that the Credit Agreement, as hereby amended, is in full force and effect.

SECTION 9. Effective Date. This Amendment shall be effective as of March 10, 2006.

SECTION 10. Notices. All notices, requests and other communications to any party to the Credit Agreement, as amended hereby, shall be given in accordance with the terms of Section 8.01 of the Credit Agreement; provided, such notices, requests and other communications shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

BORROWER:

RY-8, INC.

By: /s/ Terrence M. Lee______________(SEAL)
Title: Terrence M. Lee, Vice President and Secretary

RY-8, Inc.
6600 Kalanianaole Hwy
Honolulu, Hawaii 96825
Attention: Roy Yamaguchi
Telecopy number: (808) 396-8706
Telephone number: (808) 396-9875

with a copy to:

Terrence M. Lee, Esq.
1130 North Nimitz Highway, Suite A-200
Honolulu, Hawaii 96817
Telecopy number: (808) 585-1331
Telephone number: (808) 585-1333

STATE OF HAWAII
CITY & COUNTY OF HONOLULU

THE FOREGOING INSTRUMENT was acknowledged before me this 14th day of March, 2006, by Terrence M. Lee, as Vice President and Secretary of RY-8, INC. on behalf of the corporation. He/she is personally known to me.

/s/ Michele Hebblethwaite__________________
(Affix Seal)         Print Name: Michele Hebblethwaite___________
Notary Public - State of Hawaii
My Commission Expires: 3/20/09_____________
My Commission No.:___-------______________

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GUARANTORS:

OUTBACK STEAKHOUSE, INC.

By: /s/ Dirk A. Montgomery___________(SEAL)
Dirk A. Montgomery, Senior Vice President and Chief Financial Officer

Outback Steakhouse, Inc.
2202 North Westshore Blvd., 5th Floor
Tampa, Florida 33607
Attention: Dirk A. Montgomery
Senior Vice President and Chief Financial Officer
Telecopy number: (813) 286-2247
Telephone number: (813) 282-1225

with a copy to:

Outback Steakhouse, Inc.
2202 North Westshore Blvd., 5th Floor
Tampa, Florida 33607
Attention: Joseph J. Kadow
Executive Vice President, Chief Officer-Legal and Corporate Affairs and Secretary
Telecopy number: (813) 281-2114
Telephone number: (813) 282-1225

STATE OF North Carolina___________
COUNTY OF Mecklenburg__________

THE FOREGOING INSTRUMENT was acknowledged before me this _10th_ day of March, 2006, by Dirk A. Montgomery, as Senior Vice President and Chief Financial Officer of OUTBACK STEAKHOUSE, INC. on behalf of the corporation. He is personally known to me.

/s/ Mark F. Foster, III_____________________
(Affix Seal)         Print Name: Mark F. Foster, III______________
Notary Public - State of North Carolina_________
My Commission Expires: My Commission Expires October 27, 2006
My Commission No.:______________________

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ROY’S HOLDINGS, INC.

By: /s/ Terrence M. Lee______________(SEAL)
Title: Terrence M. Lee, Vice President and Secretary

Roy’s Holdings, Inc.
6600 Kalanianaole Hwy
Honolulu, Hawaii 96825
Attention: Roy Yamaguchi
Telecopy number: (808) 396-8706
Telephone number: (808) 396-9875

with a copy to:

Terrence M. Lee, Esq.
1130 North Nimitz Highway, Suite A-200
Honolulu, Hawaii 96817
Telecopy number: (808) 585-1331
Telephone number: (808) 585-1333

STATE OF HAWAII
CITY & COUNTY OF HONOLULU

THE FOREGOING INSTRUMENT was acknowledged before me this 14th day of March, 2006, by Terrence M. Lee, as Vice President and Secretary of ROY’S HOLDINGS, INC. on behalf of the corporation. He/she is personally known to me.

                              /s/ Michele Hebblethwaite__________________
(Affix Seal)         Print Name: Michele Hebblethwaite___________
Notary Public - State of Hawaii
My Commission Expires: 3/20/09_____________
My Commission No.:___-------______________

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OS PACIFIC, INC.

By: /s/ Dirk A. Montgomery___________(SEAL)
Dirk A. Montgomery, Chief Financial Officer

OS Pacific, Inc.
c/o Outback Steakhouse, Inc.
2202 North Westshore Blvd., 5th Floor
Tampa, Florida 33607
Attention: Dirk A. Montgomery
Chief Financial Officer
Telecopy number: (813) 286-2247
Telephone number: (813) 282-1225

with a copy to:

OS Pacific, Inc.
c/o Outback Steakhouse, Inc.
2202 North Westshore Blvd., 5th Floor
Tampa, Florida 33607
Attention: Joseph J. Kadow
Executive Vice President, Chief Officer-Legal and Corporate Affairs and Secretary
Telecopy number: (813) 281-2114
Telephone number: (813) 282-1225

STATE OF North Carolina___________
COUNTY OF Mecklenburg__________

THE FOREGOING INSTRUMENT was acknowledged before me this _10th_ day of March, 2006, by Dirk A. Montgomery, as Chief Financial Officer of OS PACIFIC, INC. on behalf of the corporation. He is personally known to me.

                       /s/ Mark F. Foster, III_____________________
(Affix Seal)         Print Name: Mark F. Foster, III______________
Notary Public - State of North Carolina_________
My Commission Expires: My Commission Expires October 27, 2006
My Commission No.:______________________

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WACHOVIA BANK, NATIONAL
ASSOCIATION

                 By: /s/ Lynn E. Culbreath__________________
Lynn E. Culbreath, Senior Vice President

Wachovia Bank, National Association
10 South Jefferson Street, Mail Code VA 7628 (24011)
PO Box 13327
Roanoke, VA 24040

with a copy to:

Wachovia Bank, National Association
100 South Ashley Drive, FL4954
Suite 1000
Tampa, Florida 33602
Attention: Lynn E. Culbreath
Senior Vice President
Telecopy number: (813) 276-6454
Telephone number: (813) 276-6517

STATE OF North Carolina___________
COUNTY OF Mecklenburg__________

THE FOREGOING INSTRUMENT was acknowledged before me this _10th_ day of March, 2006, by Lynn E. Culbreath, as Senior Vice President of WACHOVIA BANK, NATIONAL ASSOCIATION on behalf of the corporation. She is personally known to me.

                              /s/ Mark F. Foster, III_____________________
(Affix Seal)         Print Name: Mark F. Foster, III______________
Notary Public - State of North Carolina_________
My Commission Expires: My Commission Expires October 27, 2006
My Commission No.:______________________

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